Exhibit 1.01

1.              Introduction

Cubic Corporation (“Cubic”) is a leading international provider of cost-effective systems and solutions addressing the mass transit and global defense markets’ most pressing challenges.  We have significant transportation and defense industry expertise which, combined with our innovative technology capabilities, contributes to our leading positions with our customers.

Cubic’s manufacturing processes use a wide array of products which may contain tin, tantalum, tungsten or gold (collectively known as “3TG”).  As these materials are necessary to the functionality of many Cubic products, our company is dedicated to tracing the origin of these metals.  Cubic is working to ensure our sourcing practices do not support conflict or human rights abuses in the Democratic Republic of the Congo (“DRC”) and surrounding areas (collectively with the DRC, the “Covered Countries”).  Cubic’s statement on supply chain responsibility can be found at https://www.cubic.com/corporate-responsibility.

2018 was a year of opportunities as well as challenges.  By the end of this fiscal year, most of our business units were on our new enterprise resource planning (“ERP”) system with the majority of all purchases operating from this system. Cubic also added two new employees in compliance manager and compliance analyst roles.  However, we also continue to encounter some supplier resistance following the SEC’s public statement in April 2017 regarding the SEC’s enforcement priorities, with some suppliers declining to provide information.  Nevertheless, Cubic takes its responsibility as an ethical company seriously, and we continue to perform diligence on our supply chain and report our findings accordingly.

2.              Conflict Minerals Disclosure

During fiscal year 2018, Cubic and its subsidiary companies have manufactured or contracted to manufacture products for which 3TG is necessary to the functionality or production.  Based on a reasonable country of origin inquiry (“RCOI”) and subsequent due diligence, we have concluded in good faith that Cubic cannot definitively state whether its sourcing practices directly or indirectly funded armed groups in the Covered Countries; however, Cubic does not knowingly contribute to conflict through its sourcing of materials.

Internal

9333 Balboa Avenue, San Diego, CA 92123 • P.O. Box 85587, San Diego, CA 92186-5587

858-277-6780 • Fax 858-277-1876

www.cubic.com • NYSE: CUB

Cubic employed a combination of measures to determine whether the necessary 3TG in Cubic’s products originated from the Covered Countries. Cubic’s RCOI methods are discussed in Section 3 of this disclosure.  As a result of these findings, Cubic has exercised and continues to exercise due diligence on the source and chain of custody of 3TG minerals in a manner that conforms to an internationally recognized due diligence framework (the Organization for Economic Cooperation and Development, or “OECD”).  Cubic hereby submits its Conflict Minerals Report as the attached Exhibit 1.01, as required by Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

Cubic determined that 494 vendors were considered in-scope for our RCOI.  In response to our requests for information, we received 145 Conflict Minerals Reporting Templates (“CMRTs”), with an overall response rate of about 39%.  Of the CMRTs returned, 19 stated that their products did not contain Conflict Minerals.

The table below shows the number of suppliers who stated that their products contained the 3TG minerals against the number of suppliers who were able to state that all smelters for that mineral were identified:

Mineral	Suppliers who stated that their products contain said mineral	Suppliers who stated that their products contain said mineral and “All smelters identified” for said mineral
Tantalum	59	18
Tin	112	51
Gold	106	48
Tungsten	56	18

Proper smelter identification continues to be a difficult issue to resolve in conducting diligence. Smelters are often known by different names and smaller smelting operations may not be identified. This year, we were able to identify 330 legitimate smelters and refiners.  Cubic is pleased to report that 79% (261) of the identified smelters are DRC conflict-free and RMAP conformant.  Although Cubic does not have any direct relationships with smelters or refiners (“SORs”), Cubic’s membership with the Responsible Mineral Initiative supports the audit and process development of the remaining 69 identified smelters not yet conformant with the RMAP audit protocol.

3.              Cubic’s Reasonable Country of Origin Inquiry

To begin the RCOI for this reporting year, Cubic’s Procurement Administrator collected spend reports and purchasing data from each applicable Cubic subsidiary beginning in October of 2018; these subsidiaries are Cubic Defense Applications, Inc; Cubic Simulation Systems, Inc; Cubic Defence New Zealand Limited; Cubic Transportation Systems, Inc., GATR Technologies Inc., and Cubic Mission Solutions.

Cubic’s transition to a company-wide ERP system aided the process of supplier scoping for 3TG by providing a baseline of vendor identification data and commodity/cost data.  As is Cubic’s standard process, the commodity list is reviewed by our Engineering team to determine which commodities would contain 3TG.  Using this list as a basis, suppliers are sorted by whether they are in-scope of our RCOI and arranged by total cost of items provided that likely contain 3TG.

Cubic grouped suppliers into three separate groups based on risk level.  Risk Levels were assigned to suppliers based on either (i) amount of spend, or (ii) purchase order line item count.  Risk Level 1 is comprised of suppliers that make up the 77% of in-scope spend for the fiscal year; Risk Level 2 includes suppliers up to 85% of total in-scope spend; and Risk Level 3 accounts for the remaining 15% of in-scope spend.  This risk grouping allowed Cubic to prioritize diligence.

Once the grouping was complete, Cubic’s Compliance Analyst requested in-scope suppliers to report their 3TG sourcing information on the most recent revision (5.11) of the industry standard CMRT provided by the RMI (Responsible Mineral Initiative).   Due to constraints on the system used in previous years, Cubic decided to forgo its use of the software solution it had been using.  Although this was considered an improvement to Cubic’s process, it did require an immediate increase in workload by requiring Cubic’s compliance team to email suppliers individually as well as process and compile each CMRT individually.

As in past years, Cubic encountered some resistance from distributors, who frequently state that they do not track that information. In addition, this year we received several responses stating that conflict minerals reporting is no longer a legal requirement and that they would not comply with our request. As compliance with these requests is mandated by our standard terms and conditions, Cubic continued to engage with these suppliers and stress the importance of our requirements.

The table below illustrates the breakdown of supplier responses containing a CMRT:

Contains 3TG from DRC	Does not contain 3TG from DRC	3TG Source Unknown	No Conflict Minerals Present
Tantalum
23	13	16	60
Tin
35	41	19	15
Gold
18	46	28	19
Tungsten
21	14	15	62

Conflict Minerals Report

I.                                        Cubic’s Exercise of Due Diligence under the OECD Guidance.

Cubic’s due diligence process is modeled after the 3rd Edition of the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains, Supplements on Tin, Tantalum, Tungsten, and Gold (“OECD Guidance”).  The OECD Guidance highlights the importance of risk assessment and mitigation, supplier and smelter engagement, and the identification of red flags in the supply chain.

Due to the high non-response or incomplete response rate of several Cubic suppliers coupled with Cubic’s downstream position in the supply chain, Cubic has relied heavily on industry initiatives, such as the RMI CMRT and its membership in the Responsible Mineral Initiative in order to ascertain the origin of the minerals in the components Cubic purchases.  Cubic continues to explore ways to increase its participation in these industry efforts in order to facilitate a greater transparency and more open communication from mine to manufacturer.

A.            Strong Company Management Systems.

Cubic has adopted a supply chain policy entitled Corporate Social Responsibility in Supply Chain Management which is based on the OECD Model Supply Chain Policy.  This policy sets forth Cubic’s commitment to avoiding doing business with any company sourcing from the DRC or otherwise contributing to armed conflict or human rights abuses anywhere in the world.  It also sets forth a summary of Cubic’s diligence process as detailed below:

I.                                         PURPOSE

Cubic Corporation recognizes the significant adverse impacts of procuring goods that fund human rights abuses. As a responsible corporate citizen, we take a stand to respect human rights and not contribute to global conflict in the way we do business. Cubic has developed this policy on Corporate Responsibility in Supply Chain Management to set forth its commitment to refrain from any action which contributes to the financing of conflict or which supports or encourages unlawful labor practices, and to comply with relevant United Nations sanctions resolutions and, where applicable, domestic laws implementing such resolutions.

II.                                     SCOPE

This Policy is applicable to all Cubic companies.

III.                                 POLICY

A.             Serious Abuses in the Trade of Minerals and Risk Management

Cubic will neither tolerate, nor by any means profit from, contribute to, assist with, or facilitate the commission by any party of:

1.              any forms of torture, cruel, inhuman, and degrading treatment;

2.              the recruitment, harboring, transportation, provision, or obtaining of a person for:

a.              labor or services or slavery through the use of force, fraud, or coercion for the purposes of subjection to involuntary servitude, peonage, debt bondage; or

b.              the services of a commercial sex act through the use of force, fraud, or coercion, or in which the person induced to perform such an act has not attained 18 years of age

3.              the worst forms of child labor, and any child labor that is exploitative and/or interferes with a child’s ability to participate in required schooling;

4.              other gross human rights violations and abuses such as widespread sexual violence;

5.              war crimes or other serious violations of international humanitarian law, crimes against humanity, or genocide.

We will immediately suspend or discontinue engagement with any supplier where we identify a reasonable risk that it is sourcing from, or linked to, any party committing serious abuses as defined in this paragraph.

B.             Direct or Indirect Support to Non-State Armed Groups and Risk Management

Cubic will not tolerate any direct or indirect support to non-state armed groups through the extraction, transport, trade, handling, or export of minerals. “Direct or indirect support” includes, but is not limited to, procuring minerals from, making payments to or otherwise providing logistical assistance or equipment to, non-state armed groups or their affiliates who:

1.              Illegally control mine sites or otherwise control transportation routes, points where minerals are traded, and upstream actors in the supply chain; or

2.              Illegally tax or extort money or minerals at points of access to mine sites, along transportation routes or at points where minerals are traded; or

3.              Illegally tax or extort intermediaries, export companies, or international traders.

We will immediately suspend or discontinue engagement of any supplier where we identify a reasonable risk that they are sourcing from, or linked to, any party providing direct or indirect support to non-state armed groups as defined in this paragraph.

C.            Supply Chain Diligence

To aid in the fight against human rights abuses, Cubic has developed diligence frameworks based on the OECD Due Diligence Guidance on Responsible Supply Chains to target the use of conflict minerals in funding non-state armed groups as well as human trafficking in our supply chain worldwide. These frameworks are unique; however, both programs involve supplier audits and certifications; risk analysis, verification, and mitigation; diligence; training (both internal and external); and public reporting. Supplier certification is required in order to do business with Cubic.

D.            Conflict Minerals

Cubic’s manufacturing operations often require the use of components containing tantalum, tin, tungsten, and gold (“3TG”). Regardless of their country of origin, these minerals are known as “conflict minerals.” Cubic strives to procure components that are not manufactured using conflict minerals that directly or indirectly fund non-state armed groups. To achieve this goal, Cubic has implemented procedures to conduct diligence on and analyze its supply chain. This diligence includes periodic supplier visits, conducting an onsite Supplier Business Survey with questions on supply chain compliance, and annual country of origin inquiries. These inquiries consist of contacting Cubic’s suppliers of components containing 3TG and inquiring as to the country of origin of their component parts. Cubic maintains this information in a database so it can easily ascertain whether a certain supplier provides conflict-free components to Cubic.

Cubic also requires suppliers to supply conflict-free materials to Cubic, and to provide records evidencing the conflict-free status of the materials upon our request.

As Cubic continues to improve its supply chain processes, Cubic has amended and improved its policy to reflect current best practices in fuller detail in accordance with OECD guidance and its policy is publicly available on its website (via the link to this filing). Cubic has also either amended or is in the process of amending U.S. and International terms and condition to require our suppliers to source only from conflict-free smelters and mines, and to provide us confirming information upon request.

In accordance with the OECD Guidance, Cubic has assigned senior level representatives from procurement and legal to oversee and jointly run its Conflict Minerals Team. Part of the Team’s legal function is to periodically report to the Board to outline current status of RCOI, diligence, and overall compliance efforts. Cubic continues to improve its communication processes and ensure availability of resources to support the Conflict Minerals Team and its overall supply chain compliance efforts.

To further improve upon Cubic’s processes, Cubic created two new roles specifically oriented towards and tasked with the continuous improvement and maintenance of our supply chain compliance program: a Compliance Analyst, and a Compliance Manager (to whom the Compliance Analyst reports). This newly created compliance team brings a wealth of best practice knowledge around ethical sourcing in the supply chain. Our Compliance Analyst recently presented at the 2019 Institute for Supply Management annual conference in Houston, Texas, on emerging practice on addressing slavery in corporate supply chains.

Supplier training on supply chain diligence and legal compliance is again planned for the next reporting year, which would be conducted by the Conflict Minerals team (consisting of the Compliance Manager, Compliance Analyst and Senior Counsel) and provide information and guidance on developing ethical sourcing programs, including how to develop policies, pass down requirements to suppliers, and analyze CMRTs.

We have established a dedicated email address for employee and supplier questions or concerns on conflict minerals and included that email address in the training seminars. Senior management’s goal is to create and maintain awareness around conflict minerals and supply chain transparency generally and to continue to live our core value of “Doing The Right Thing” in all procurement activities.

B.            Identifying and Assessing Risks in the Supply Chain.

Cubic has historically encountered considerable difficulty in identifying upstream suppliers in its supply chain. This is because Cubic purchases many components necessary to its products from large distribution companies which are not subject to Rule 13p-1. Those distribution companies often purchase their stock of components from other distributors, and chain of custody and origin information is not being passed through the distribution network.

This reporting year, Cubic continued to identify and assess supply chain risks using our Conflict Minerals Playbook, which contains lists of identifiable red flags that require follow up and the level and nature of the risk each red flag presents. We discovered a number of red flags in our supplier CMRTs and were able to analyze them in the framework of our Playbook and follow up accordingly, including instruction to engage more upstream suppliers and request information from them.  We still plan to strengthen our risk assessment mechanisms as we continue to improve our compliance program.

C.            Responding to Identified Risks.

Cubic continues to work with its direct suppliers and distributors to reach further upstream and engage those upstream companies in a more effective way — namely, to avoid the use of non-Conflict Free Smelters and move towards sourcing from Conflict Free Smelters only. Cubic sometimes requires obsolete parts which limit our choice of suppliers; however, these parts were generally manufactured prior to the conflict mineral rule’s cut-off date and any 3TG in them would therefore be considered outside of the scope of Section 1502 of the Dodd-Frank Act.

All the relevant supplier compliance documentation is housed on a dedicated file share website where quality, procurement and legal employees can easily check or reference the documentation.  We continue to work on a system where supplier ratings will be more informative and complete and will allow us to act accordingly when presented with red flags during the diligence process.

D.            Third Party Audits.

Due to Cubic’s position as a downstream manufacturer, Cubic does not have any direct relationships with smelters or refiners. To help support the third-party audit work done by RMI, Cubic became a member of RMI (then CFSI) in 2014 and remained a member throughout this reporting period and presently. Cubic considers third party audits by the RMI to be vital to the continued development of the mining industry in the Democratic Republic of the Congo and will continue to support RMI audit initiatives.

E.             Annual Reporting on Supply Chain Diligence.

Cubic is committed to compliance with Rule 13p-1 not only as a legal requirement, but as a responsible business practice. We strive for transparency in our supply chain and will present our diligence and risk findings annually, as well as provide details about our ongoing efforts on our website at https://www.cubic.com/corporate-responsibility. Cubic is also trying to improve the quality and nature of existing information about smelters, so we have included our own research notes on each smelter within the CMRT we provide our own customers.

II.                                   Manufacturing and Product Information.

Cubic has not been able to ascertain with certainty the origin of all the 3TG minerals necessary to the production of its products. These minerals are present in all of the electronics Cubic manufactures (specific products and components which contain 3TG are mentioned below in conjunction with the manufacturing facility mentioned).  Tin is used as a base for solder on all circuit boards, wires and cables, and in alloys; tantalum is the primary mineral component in capacitors; gold is a non-corrosive lead on circuit boards and connectors; and tungsten is used in wire or as counterweights.  This is just a sample of the many uses for these minerals in Cubic’s products and is not exhaustive.  As nearly all of Cubic’s products lines depend on 3TG minerals, all of these product lines are similarly affected. Cubic maintains manufacturing facilities in San Diego, California; Tijuana, Mexico; Tullahoma, Tennessee; Orlando, FL; Auckland, New Zealand; and Salfords, Redhill in the United Kingdom (“UK”).

Cubic’s facilities in San Diego, Tijuana, Orlando, and Auckland are dedicated to manufacturing processes for Cubic’s defense-related businesses. The Tijuana facility supports manufacturing for both the defense and the transportation business. These four facilities manufacture systems and components for its air, ground, and virtual training systems, data links, and personnel locator systems. Tijuana also manufactures hardware and cabling to support Cubic’s transportation business’s point-of-sale and farebox devices.

GATR Technologies in Huntsville, Alabama manufactures inflatable, portable satellite communication antennas. GATR’s location in Ashburn, Virginia manufactures a range of rugged deployable and tactical communications products including specialized gateways to vehicular telematics systems.

Cubic’s facility in Tullahoma is the primary manufacturing location for Cubic Transportation Systems. The Tullahoma facility manufactures Cubic’s point-of-sale and farebox devices, driver control units, gates, ticket validators, vending devices, back office encoders, and depot computers.

Cubic’s facility in the UK performs light manufacturing work, such as installing upgrades or repairing equipment.

III.                              Cubic’s Supply Chain/Countries of Origin Identified.

Cubic’s diligence process revealed that many of its responding suppliers provide Cubic with products which are sourced from recycled and scrap, as well as from conflict-free smelters. Without the software solution used in previous years, supplier data gathering, compiling and cleansing was done manually by our Compliance Analyst.  The processing of 24,884 lines of smelter data was made more manageable with an excel file created by our Compliance Analyst that validates incorrect data using previous year’s smelter analysis.  This in-depth analysis produced a list of 330 legitimate smelters. However, as mentioned above, we were encouraged by the high representation of conflict-free smelters in our supplier CMRTs.

Cubic’s current process identified the following RMI conformant or LBMA-certified smelters (LBMA has added a materials traceability element to their certification process which meets the requirements of the RMI Conformance Program):

GOLD

Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Argor-Heraeus S.A.	SWITZERLAND	CID000077
Asahi Pretec Corp.	JAPAN	CID000082
Asaka Riken Co., Ltd.	JAPAN	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Aurubis AG	GERMANY	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Boliden AB	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	GERMANY	CID000176
Caridad	MEXICO	CID000180
CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Cendres + Metaux S.A.	SWITZERLAND	CID000189
Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Chimet S.p.A.	ITALY	CID000233
Chugai Mining	JAPAN	CID000264
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Dowa	JAPAN	CID000401
Eco-System Recycling Co., Ltd.	JAPAN	CID000425
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Heimerle + Meule GmbH	GERMANY	CID000694
Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778

Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Istanbul Gold Refinery	TURKEY	CID000814
Japan Mint	JAPAN	CID000823
Jiangxi Copper Co., Ltd.	CHINA	CID000855
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Asahi Refining Canada Ltd.	CANADA	CID000924
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Kazzinc	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Lingbao Gold Co., Ltd.	CHINA	CID001056
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Materion	UNITED STATES OF AMERICA	CID001113
Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Metalor Technologies S.A.	SWITZERLAND	CID001153
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Mitsubishi Materials Corporation	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Nihon Material Co., Ltd.	JAPAN	CID001259
Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322

Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
PAMP S.A.	SWITZERLAND	CID001352
Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
PX Precinox S.A.	SWITZERLAND	CID001498
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Royal Canadian Mint	CANADA	CID001534
Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Schone Edelmetaal B.V.	NETHERLANDS	CID001573
SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Torecom	KOREA, REPUBLIC OF	CID001955
Umicore Brasil Ltda.	BRAZIL	CID001977
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Valcambi S.A.	SWITZERLAND	CID002003
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Yamakin Co., Ltd.	JAPAN	CID002100
Yokohama Metal Co., Ltd.	JAPAN	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243

Morris and Watson	NEW ZEALAND	CID002282
SAFINA A.S.	CZECH REPUBLIC	CID002290
Guangdong Jinding Gold Limited	CHINA	CID002312
Umicore Precious Metals Thailand	THAILAND	CID002314
Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Sudan Gold Refinery	SUDAN	CID002567
T.C.A S.p.A	ITALY	CID002580
Remondis Argentia B.V.	NETHERLANDS	CID002582
Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584
Tony Goetz NV	BELGIUM	CID002587
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Marsam Metals	BRAZIL	CID002606
TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
SAAMP	FRANCE	CID002761
L’Orfebre S.A.	ANDORRA	CID002762
8853 S.p.A.	ITALY	CID002763
Italpreziosi	ITALY	CID002765
SAXONIA Edelmetalle GmbH	GERMANY	CID002777
WIELAND Edelmetalle GmbH	GERMANY	CID002778
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
AU Traders and Refiners	SOUTH AFRICA	CID002850
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Sai Refinery	INDIA	CID002853
Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Modeltech Sdn Bhd	MALAYSIA	CID002857

Bangalore Refinery	INDIA	CID002863
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Morris and Watson Gold Coast	AUSTRALIA	CID002866
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Pease & Curren	UNITED STATES OF AMERICA	CID002872
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Planta Recuperadora de Metales SpA	CHILE	CID002919
Safimet S.p.A	ITALY	CID002973
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
African Gold Refinery	UGANDA	CID003185
NH Recytech Company	KOREA, REPUBLIC OF	CID003189
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348

Mine locations: Argentina, Australia, Azerbaijan, Brazil, Bulgaria, Burkina Faso, Canada, Chile, Colombia, Dominican Republic, Ecuador, Germany, Ghana, Guinea, Hong Kong, India, Indonesia, Italy, Japan, Kenya, Kyrgyz Republic, Liberia, Malaysia, Mauritania, Mexico, Mongolia, Peru, Philippines, Russian Federation, Saudi Arabia, Singapore, South Africa, Sweden, Switzerland, Taiwan, Tanzania, Turkey, United States of America, Uzbekistan, Zambia, Zimbabwe, and countries identified as L1, L2, L3 and “Covered Countries.”

TIN:

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Alpha	UNITED STATES OF AMERICA	CID000292
CV Gita Pesona	INDONESIA	CID000306
PT Aries Kencana Sejahtera	INDONESIA	CID000309
PT Premium Tin Indonesia	INDONESIA	CID000313
CV United Smelting	INDONESIA	CID000315
Dowa	JAPAN	CID000402
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Estanho de Rondonia S.A.	BRAZIL	CID000448
Fenix Metals	POLAND	CID000468

Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
China Tin Group Co., Ltd.	CHINA	CID001070
Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Mineracao Taboca S.A.	BRAZIL	CID001173
Minsur	PERU	CID001182
Mitsubishi Materials Corporation	JAPAN	CID001191
Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
PT Artha Cipta Langgeng	INDONESIA	CID001399
PT Babel Inti Perkasa	INDONESIA	CID001402
PT Babel Surya Alam Lestari	INDONESIA	CID001406
PT Bangka Tin Industry	INDONESIA	CID001419
PT Belitung Industri Sejahtera	INDONESIA	CID001421
PT Bukit Timah	INDONESIA	CID001428
PT DS Jaya Abadi	INDONESIA	CID001434
PT Eunindo Usaha Mandiri	INDONESIA	CID001438
PT Karimun Mining	INDONESIA	CID001448
PT Mitra Stania Prima	INDONESIA	CID001453
PT Panca Mega Persada	INDONESIA	CID001457
PT Prima Timah Utama	INDONESIA	CID001458
PT Refined Bangka Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	INDONESIA	CID001463
PT Stanindo Inti Perkasa	INDONESIA	CID001468
PT Sumber Jaya Indah	INDONESIA	CID001471
PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
PT Tinindo Inter Nusa	INDONESIA	CID001490
PT Tommy Utama	INDONESIA	CID001493
Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Soft Metais Ltda.	BRAZIL	CID001758
Thaisarco	THAILAND	CID001898

Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Yunnan Tin Company Limited	CHINA	CID002180
CV Venus Inti Perkasa	INDONESIA	CID002455
Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
PT Tirus Putra Mandiri	INDONESIA	CID002478
Melt Metais e Ligas S.A.	BRAZIL	CID002500
PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
PT Inti Stania Prima	INDONESIA	CID002530
CV Ayi Jaya	INDONESIA	CID002570
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
CV Dua Sekawan	INDONESIA	CID002592
CV Tiga Sekawan	INDONESIA	CID002593
An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Super Ligas	BRAZIL	CID002756
Metallo Belgium N.V.	BELGIUM	CID002773
Metallo Spain S.L.U.	SPAIN	CID002774
PT Bangka Prima Tin	INDONESIA	CID002776
PT Sukses Inti Makmur	INDONESIA	CID002816
PT Kijang Jaya Mandiri	INDONESIA	CID002829
	VIET NAM	CID002834
PT Menara Cipta Mulia	INDONESIA	CID002835
HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Modeltech Sdn Bhd	MALAYSIA	CID002858
Gejiu Jinye Mineral Company	CHINA	CID002859
PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
PT Bangka Serumpun	INDONESIA	CID003205
Pongpipat Company Limited	MYANMAR	CID003208
Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325

Mine Locations: Australia, Bolivia, Brazil, Central Africa, China, Democratic Republic of the Congo, Estonia, Indonesia, Laos, Malaysia, Morocco, Myanmar, Nigeria, Peru, Portugal, Rwanda, Thailand, Turkey, Uganda, Viet Nam, and countries identified as L1 and L3.

TUNGSTEN

A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Japan New Metals Co., Ltd.	JAPAN	CID000825
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
H.C. Starck Tungsten GmbH	GERMANY	CID002541
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
ACL Metais Eireli	BRAZIL	CID002833
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182

Mine locations: Australia, Austria, Bolivia, Burundi, Cambodia, Canada, China, Democratic Republic of the Congo, Georgia, Peru, Portugal, Russian Federation, Rwanda, Spain, Thailand, United States of America, Viet Nam, and countries identified as L1 and L3.

TANTALUM

Asaka Riken Co., Ltd.	JAPAN	CID000092
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Duoluoshan	CHINA	CID000410
Exotech Inc.	UNITED STATES OF AMERICA	CID000456

F&X Electro-Materials Ltd.	CHINA	CID000460
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
LSM Brasil S.A.	BRAZIL	CID001076
Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Mineracao Taboca S.A.	BRAZIL	CID001175
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
NPM Silmet AS	ESTONIA	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
QuantumClean	UNITED STATES OF AMERICA	CID001508
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Taki Chemical Co., Ltd.	JAPAN	CID001869
Telex Metals	UNITED STATES OF AMERICA	CID001891
Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
FIR Metals & Resource Ltd.	CHINA	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
KEMET Blue Metals	MEXICO	CID002539
H.C. Starck Co., Ltd.	THAILAND	CID002544
H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
H.C. Starck Ltd.	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550

Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Global Advanced Metals Aizu	JAPAN	CID002558
KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Resini Industria e Comercio Ltda.	BRAZIL	CID002707
Jiangxi Tuohong New Raw Material	CHINA	CID002842
Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Asaka Riken Co., Ltd.	JAPAN	CID000092
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Duoluoshan	CHINA	CID000410
Exotech Inc.	UNITED STATES OF AMERICA	CID000456
F&X Electro-Materials Ltd.	CHINA	CID000460
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
LSM Brasil S.A.	BRAZIL	CID001076
Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Mineracao Taboca S.A.	BRAZIL	CID001175
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
NPM Silmet AS	ESTONIA	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
QuantumClean	UNITED STATES OF AMERICA	CID001508
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Taki Chemical Co., Ltd.	JAPAN	CID001869
Telex Metals	UNITED STATES OF AMERICA	CID001891
Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
FIR Metals & Resource Ltd.	CHINA	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
KEMET Blue Metals	MEXICO	CID002539
H.C. Starck Co., Ltd.	THAILAND	CID002544
H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
H.C. Starck Ltd.	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Global Advanced Metals Aizu	JAPAN	CID002558
KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Jiangxi Tuohong New Raw Material	CHINA	CID002842
Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Asaka Riken Co., Ltd.	JAPAN	CID000092
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Duoluoshan	CHINA	CID000410
Exotech Inc.	UNITED STATES OF AMERICA	CID000456

Mine locations: Australia, Bolivia, Brazil, Burundi, Canada, China, Democratic Republic of the Congo, Ethiopia, India, Japan, Kazakhstan, Mozambique, Namibia, Nigeria, Russian Federation, Rwanda, Sierra Leone, Tanzania, United States of America, Zimbabwe, and countries identified as L1, L2 and L3.